Exhibit 10.1

SHARE AND WARRANT PURCHASE AGREEMENT

among

GLOBUS MARITIME LIMITED

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

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Schedule A — List of the Purchasers and Commitment Amounts

Schedule B — Notice and Contact Information

Exhibit A — Form of Registration Rights Agreement

Exhibit B — Form of Warrant

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SHARE AND WARRANT PURCHASE AGREEMENT

This SHARE AND WARRANT PURCHASE AGREEMENT, effective as of February 8, 2017 (this “Agreement”), is among Globus Maritime Limited, a Marshall Islands corporation (the “Company”), and one or more purchasers listed on Schedule A hereof (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, the Purchased Securities (as defined below), in accordance with the provisions of this Agreement in reliance on the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below) and/or another exemption from the registration requirements of the Securities Act; and

WHEREAS, the Company and certain of the Purchasers will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Company will provide certain Purchasers with certain registration rights.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Purchasers, severally and not jointly, hereby agree as follows:

Article I

DEFINITIONS

Section 1.1           Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“6-K Filing” has the meaning specified in Section 5.7.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“BHCA” has the meaning specified in Section 3.24.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) any day on which banks located in New York, New York, U.S.A. are authorized or obligated to close.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

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“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares, par value US$0.004 per share, of the Company.

“Company” has the meaning set forth in the introductory paragraph.

“Company Entities” and each a “Company Entity” means the Company and each of the Company’s Subsidiaries, other than those Subsidiaries which, individually or in the aggregate, would not constitute a “significant subsidiary” as defined in Regulation S-X.

“Company SEC Documents” means the Company’s annual report on Form 20-F relating to the year ended December 31, 2015, and all of the Company’s filings with the Commission thereafter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Rate” has the meaning specified in Section 6.15.

“Exercisable Shares” means the Common Shares that may be issued pursuant to, and in accordance with, a properly exercised Warrant, subject to and upon the terms and conditions contained therein.

“Existing Registration Rights Agreement” means that certain Registration Rights Agreement by and among the Company and the shareholder named therein, dated as of November 23, 2016.

“Federal Reserve” has the meaning specified in Section 3.24.

“Financial Statements” has the meaning specified in Section 3.6.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Company, its Subsidiaries or any of their respective Properties.

“IFRS” means international financial reporting standards.

“Judgment Conversion Date” has the meaning specified in Section 6.17.

“Judgment Currency” has the meaning specified in Section 6.17.

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“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation binding upon or applicable to the Company and the Purchasers.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority or other encumbrance upon or with respect to any property of any kind; provided, however, that any charter or services contracts to which the Company’s vessels are subject shall not be deemed “Liens.”

“Material Adverse Effect” means any change or effect that is, or, based on the facts and circumstances, would be reasonably likely to be materially adverse on the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, except for any changes, events, circumstances, conditions or effects that arise out of, result from or are attributable to: (i) changes in any laws, or in the construction of any laws, or interpretations thereof or any new laws (including tax laws and environmental laws) adopted or approved by any Governmental Authority; (ii) any changes in generally accepted accounted principles, international financial reporting standards or interpretations thereof; (iii) changes in general regulatory or political conditions, including regulatory policy or in the political or regulatory climate generally or in any specific region, including any acts of war or terrorist activities or changes imposed by a Governmental Authority associated with national security; (iv) changes in general national, regional or local economic or financial conditions; (v) changes in conditions or developments generally applicable to a market or industry in which the Company and the Subsidiaries operate; (vi) changes in any financial, debt, credit, capital or banking markets or conditions (including any disruption thereof); (vii) any change in the market price or trading volume of any securities or indebtedness of the Company; (viii) changes in interest, currency or exchange rates or the price of any commodity, security or market index; (ix) natural disasters, calamities, “acts of god” or other “force majeure” events affecting national, regional, state or local matters; (x) weather conditions or customer use patterns; (xi) any effects or conditions proximately caused by, or resulting from, the announcement or performance of this Agreement or the transactions contemplated hereby (including any related loss of customers, suppliers, officers or employees or other commercial relationships or any action taken or requirements imposed by any Governmental Authority in connection with the transactions contemplated hereby); or (xii) any action or omission of the Company taken in compliance with or as required by this Agreement or at the written request or consent of the Purchasers, contemplated by this Agreement or otherwise required by Law.

“Operative Documents” means, collectively, this Agreement, the Warrant, the Registration Rights Agreement and any amendments, supplements, continuations or modifications thereto.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Press Release” has the meaning specified in Section 5.7.

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“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto.

“Purchased Securities” means, with respect to a particular Purchaser, the number of Common Shares and Warrants set forth opposite such Purchaser’s name as set forth on Schedule A.

“Purchased Shares” means, with respect to a particular Purchaser, the number of Common Shares set forth opposite such Purchaser’s name under the column titled “Common Shares” set forth on Schedule A.

“Purchaser Trading Affiliates” has the meaning specified in Section 4.17.

“Purchasers” has the meaning set forth in the introductory paragraph.

“Registration Exemptions” means the rules and regulations of the Commission promulgated under the Securities Act by which securities may be sold without filing a registration statement, including §§3-4 of the Securities Act, Regulation A, Regulation D, Rule 701, Regulation S, Rule 144, and Rule 144A.

“Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“Required Holders” has the meaning specified in Section 6.3(b).

“Rule 144” means Rule 144 promulgated under the Securities Act (or a successor rule thereto).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Securities” means the Purchased Shares, the Warrants and the Warrant Shares.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.

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“Transaction” has the meaning specified in Section 4.17.

“Transfer Agent” has the meaning specified in Section 2.6(d).

“U.S. Dollars” has the meaning specified in Section 6.15.

“Warrant” means a warrant to purchase Common Shares in the form attached hereto as Exhibit B.

“Warrant Shares” means the Common Shares issuable upon exercise of any Warrant.

Article II

AGREEMENT TO SELL AND PURCHASE

Section 2.1           Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser and each Purchaser hereby agrees, severally and not jointly, to purchase from the Company, its respective Purchased Securities, and each Purchaser agrees, severally and not jointly, to pay to the Company the Purchase Price for the Purchased Shares and the relevant Warrants. The obligations of each Purchaser under this Agreement are independent of the obligations of each other Purchaser, and the failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser or by the Company.

Section 2.2           Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Securities hereunder (the “Closing”) shall take place at 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 2,3, 2.4 and 2.5 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Purchaser) at the offices of at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, or at such other location or on such other date as mutually agreed by the parties hereto (the “Closing Date”). The parties hereto agree that the Closing may occur via delivery of facsimiles or other electronic transmission of this Agreement and other closing deliveries.

Section 2.3           Mutual Conditions. The respective obligations of each party hereto to consummate the purchase and issuance and sale of the Purchased Securities shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party hereto on behalf of itself in writing, in whole or in part, to the extent permitted by Law):

(a)          no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and

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(b)          Nasdaq shall have communicated (which may be oral) that its review of the transactions contemplated by this Agreement and Section 2.6(k) is complete or that it is no longer reviewing the transactions contemplated by this Agreement and Section 2.6(k).

Section 2.4           Each Purchaser’s Conditions. Each Purchaser’s obligation to consummate the purchase of the Purchased Securities shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Securities, in whole or in part, to the extent permitted by applicable Law):

(a)          The Company shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date;

(b)          (i) The representations and warranties of the Company contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct in all respects when made and as of the Closing Date as if made on and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct as of such date only) and (ii) all other representations and warranties of the Company shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only);

(c)          Since the date of execution of this Agreement, no Material Adverse Effect has occurred; and

(d)          The Company shall have delivered, or caused to be delivered, to such Purchaser at the Closing, the Company’s closing deliveries described in Section 2.6.

By acceptance of the Purchased Securities, each Purchaser shall be deemed to have represented to the Company that such Purchaser has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing Date; and the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct as of such date only) and all other representations and warranties of such Purchaser are true and correct in all material respects as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only).

Section 2.5           The Company’s Conditions. The obligation of the Company to consummate the sale of the Purchased Securities to a Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Purchaser (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by Law):

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(a)          (i) the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct as of such date only) and (ii) all other representations and warranties of such Purchaser shall be true and correct in all material respects as of the Closing Date (except that any such representations of such Purchaser made as of a specific date shall be required to be true and correct in all material respects as of such date only); and

(b)          such Purchaser shall have delivered, or caused to be delivered, to the Company at the Closing such Purchaser’s closing deliveries described in Section 2.7.

Section 2.6           Company Deliveries. At the Closing, subject to the terms and conditions hereof, the Company will deliver, or cause to be delivered, to each Purchaser (any or all of which may be waived by a particular Purchaser on behalf of itself, in whole or in part, to the extent permitted by applicable Law):

(a)          The Purchased Shares by electronic delivery to each Purchaser’s designated book-entry account with Computershare (it being understood that the Purchased Shares shall be issued only after receipt by the Company of the full Purchase Price);

(b)          An opinion of Watson Farley & Williams LLP, the Company’s counsel, dated as of the Closing Date, in the form reasonably acceptable to such Purchaser (it being understood that such opinion shall be issued after the issuance of the Purchased Securities);

(c)          A scan of a certified copy of the Articles of Incorporation as certified by the Registrar of Corporations of the Republic of the Marshall Islands within ten (10) days of the Closing Date;

(d)          A copy of the Irrevocable Transfer Agent Instructions, in the form reasonably acceptable to such Purchaser, which instructions shall have been delivered to the transfer agent of the Company (the “Transfer Agent”);

(e)          A letter from the Company’s transfer agent certifying the number of Common Shares outstanding on the Closing Date immediately prior to the Closing;

(f)          A certificate, in the form acceptable to such Purchaser, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions with respect to the transactions contemplated hereby adopted by the Company's in a form reasonably acceptable to such Purchaser, (ii) the Articles of Incorporation of the Company and (iii) the Bylaws of the Company as in effect at the Closing;

(g)          A certificate duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date certifying that each and every representation and warranty of the Company that are qualified by materiality or Material Adverse Effect shall be true and correct as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and that each and every other representation and warranty of the Company shall be true and correct in all material respects as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date and as to such other matters as may be reasonably requested by such Purchaser in the form acceptable to such Purchaser;

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(h)          A scan of a certificate of the Registrar of Corporations of the Republic of the Marshall Islands, dated a recent date, to the effect that the Company is in good standing;

(i)          A waiver in writing by the Company and Firment Trading Limited pursuant to the Existing Registration Rights Agreement to the entry into the Registration Rights Agreement;

(j)          A Warrant for the relevant number of Common Shares as indicated on Schedule A executed by the Company;

(k)          Evidence that an amount equal to approximately $20 million of the loans of each of Firment Trading Limited and Silaner Investments Limited made to the Company is released in exchange for an aggregate of 20 million Common Shares and warrants that will be exercisable for approximately 7,380,017 common shares at a price of $1.60 per share, in each case issued to the relevant lenders or their respective nominees, it being understood that an amount equal to the remaining principal and interest outstanding on such loans shall remain outstanding.

(l)          A copy of the Registration Rights Agreement executed by the Company;

(m)        A letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of each Purchaser and the wire transfer instructions of the Company; and

(n)         A cross-receipt executed by the Company and delivered to each Purchaser certifying that it has received the Purchase Price from such Purchaser as of the Closing Date.

Section 2.7           Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, cause to be delivered, or shall have delivered to the Company (unless waived by the Company):

(a)          Payment of the Purchase Price to the Company by wire transfer of immediately available funds to an account or accounts designated by the Company in writing at least two Business Days prior to the Closing Date (which bank accounts shall include the Company’s service providers including lawyers, financial advisers and accountants, as applicable);

(b)          A copy of the Registration Rights Agreement executed by each Purchaser party thereto;

(c)          A counter-signed Warrant by such Purchaser; and

(d)          A cross-receipt executed by such Purchaser and delivered to the Company certifying that it has received each of the Purchased Shares and Warrant as of the Closing Date.

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Section 2.8           Discounts. The payment by a Purchaser of any and all amounts pursuant to this Agreement shall be without discount or any other right of setoff.

Section 2.9           Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under the Operative Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Operative Document. Nothing contained herein or in any other Operative Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Operative Documents or any matters, and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Operative Documents. The decision of each Purchaser to purchase Securities pursuant to the Operative Documents has been made by such Purchaser independently of any other Purchaser. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with such Purchaser making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring such Purchaser’s investment in the Purchased Securities or enforcing its rights under the Operative Documents. The Company and each Purchaser confirms that each Purchaser has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Operative Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Purchased Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Purchaser, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Purchaser. It is expressly understood and agreed that each provision contained in this Agreement and in each other Operative Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as follows:

Section 3.1           Outstanding Shares; Capitalization.

(a)          As of the date of this Agreement, prior to the sale of the Purchased Securities and issuance of the Purchased Shares as contemplated hereby and the issuance of securities pursuant to Section 2.6(k), the Company has 2,627,674 issued and outstanding Common Shares, no issued and outstanding Series A preferred shares, and no issued and outstanding Class B shares.

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(b)          All of such issued and outstanding Common Shares were duly authorized and have been validly issued and are fully paid and nonassessable. There are currently no Common Shares that are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Warrants). As of the date hereof, to the knowledge of the Company, based on public filings, the Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only executive officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Share are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company are the current executive officers and directors of the Company and Mr. Georgios Feidakis and his Affiliates.

(c)          Except as disclosed in the Company SEC Documents: (A) none of the Company’s shares, interests or share capital is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or share capital of the Company, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or share capital of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Existing Registration Rights Agreement and the Registration Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, other than as set forth in the Certificate of Designation, Preferences and Rights of Series A Preferred Stock; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement.

Section 3.2           Subsidiaries. The Company owns, directly or indirectly, the equity interests of the Subsidiaries as described in the Company SEC Documents, other than Elysium Maritime Limited (which has been dissolved). Such equity interests have been duly authorized and validly issued in accordance with the organizational documents of each Subsidiary, and are fully paid (to the extent required under such organizational documents) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Subsidiary and the relevant organizational documents); and the Company owns such equity interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed in or referred to in the Company SEC Documents.

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Section 3.3           Permits to Conduct Operations. Each of the Company Entities has been duly domesticated, incorporated or formed, as the case may be, and is validly existing as a corporation in good standing under the Laws of its jurisdiction of domestication or incorporation or formation, as applicable, and has the full corporate power and authority, and to the Company’s knowledge has all governmental licenses, authorizations, consents and approvals, necessary to own, lease or hold its Properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of Property or the conduct of its business requires such qualification, except where the failure to so register or qualify would not reasonably be expected to a Material Adverse Effect on the condition (financial or other), results of operations, shareholders’ equity, Properties, business, assets or prospects of the Company Entities taken as a whole, the ability of the Company to meet its obligations under the Operative Documents or the ability of the Company to consummate the transactions under any Operative Document on a timely basis, and unless otherwise disclosed in the Company SEC Documents neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The execution and delivery of this Agreement and the other Operative Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Purchased Shares and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and (other than the filing with the Commission of one or more registration statements in accordance with the requirements of the Registration Rights Agreement) no further filing, consent or authorization is required by the Company, its board of directors or its shareholders is required, except as disclosed in Section 2.3(b) and except as set forth in Section 2.6(i).

Section 3.4           No Conflict. None of (i) the offering, issuance and sale by the Company of the Purchased Securities and the application of the proceeds therefrom, (ii) the execution, delivery and performance of the Operative Documents by the Company, or (iii) the consummation of the transactions contemplated hereby or thereby, conflicts or will conflict with, or results or will result in a breach or violation of or imposition of any Lien upon any Property or assets of the Company Entities pursuant to, (A) the formation or governing documents of any of the Company Entities, (B) any Law applicable to any of the Company Entities or injunction of any court or governmental agency or body to which any of the Company Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Company Entities or any of their Properties, (C) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (D) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of Nasdaq, except with respect to clauses (B), (C) and (D) above, for such conflict, breach, violation or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 3.5           Approvals. Except as required by the Commission in connection with the Company’s obligations under the Registration Rights Agreement, to our knowledge, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of any of the Operative Documents to which it is a party or the Company’s issuance and sale of the Purchased Securities, except (i) as may be required under the state securities or “Blue Sky” Laws, (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) any notifications or applications to Nasdaq and receipt of confirmation that Nasdaq has completed its review; or (iv) the waiver required by Section 2.6(i).

Section 3.6           Periodic Reports; Financial Statements. During the two years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act for companies with similar characteristics, including size and foreign private issuer status of, the Corporation. The Company SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to any of the Purchasers which is not included in the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the Company SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with IFRS and the rules and regulations of the Commission. The Company has not been informed in writing by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

Section 3.7           Due Authorization. Each of the Operative Documents has been duly and validly authorized, and constitutes, or will constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

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Section 3.8           Valid Issuance; No Preemptive Rights. Each of (i) the Purchased Shares to be issued and sold pursuant to this Agreement have been, and, (ii) upon the due exercise of Warrant, the Exercisable Shares shall be, duly authorized in accordance with the articles of incorporation of the Company and, when issued and delivered after full payment therefor has been received, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights. As of the Closing, the Company shall have reserved from its duly authorized share capital not less than 100% of the maximum number of Warrant Shares initially issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein).

Section 3.9           Litigation. As of the date hereof, except as described in the Company SEC Documents, there are no legal or governmental proceedings pending to which any Company Entity is a party or to which any Property or asset of any Company Entity is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Operative Documents or the right of the Company to enter into any of the Operative Documents or to consummate the transactions contemplated hereby and thereby and, to the knowledge of the Company, no such proceedings are threatened by Governmental Authorities or others. No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, any of its Subsidiaries or any current director or officer of the Company or any of its Subsidiaries. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

Section 3.10         No Registration. Assuming the accuracy of the representations and warranties of each Purchaser contained in this Agreement, the issuance and sale of the Purchased Securities pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized representative acting on its behalf, has taken or will take any action hereafter that would cause the loss of such exemption. The Company and any person acting on his behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

Section 3.11         No Integration. Neither the Company nor any of its Affiliates have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Purchased Securities in a manner that would require registration under the Securities Act.

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Section 3.12         No General Solicitation or General Advertising; No Directed Selling Efforts. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Purchased Securities by any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act, and including (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television, radio, or the internet; and (2) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) nor has it seen or been aware of any activity that, to its knowledge, constitutes general solicitation or general advertising. Neither the Company nor any Person acting on behalf of the Company has engaged in any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Purchased Securities, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Purchased Securities, including placing an advertisement in a publication with a general circulation in the United States, nor has it seen or been aware of any activity that, to its knowledge, constitutes directed selling efforts in the United States.

Section 3.13         Certain Fees. There are no fees or commissions are or will be payable by the Company to brokers, finders, or investment bankers with respect to the sale and purchase of any of the Purchased Securities or the issuance of the Exercisable Shares or the consummation of the transaction contemplated by this Agreement.

Section 3.14         Offering Materials. Neither the Company nor any agents of the Company provided to potential purchasers any offering materials or other documents in connection with offer and sale of the Purchased Securities.

Section 3.15         Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 20-F, except as otherwise provided in the Company SEC Documents, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 20-F, except as otherwise provided in the Company SEC Documents, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge that any of their respective creditors intend to initiate involuntary bankruptcy proceedings. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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Section 3.16         No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that could have a Material Adverse Effect, other than an event, liability, development or circumstance for which the Purchaser is aware exists or is reasonably expected to exist or occur, including the current and future state of the drybulk shipping market and operational risks of a shipping company including offhire, arrests, casualties, and damage to ships.

Section 3.17         Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the Commission thereunder for companies that are similar size and type of the Company.

Section 3.18         Tax Status. The Company and each of its Subsidiaries (a) has timely made or filed all material foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due in writing to the Company or applicable Subsidiary by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.

Section 3.19         Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any written notice or correspondence from any accountant, Governmental Authority or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

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Section 3.20         Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed, unless it would not reasonably likely have a Material Adverse Effect.

Section 3.21         Investment Company Status. The Company is not, and upon consummation of the sale of the Purchased Securities will not be, required to register as an investment company as such term is defined in the Investment Company Act of 1940, as amended.

Section 3.22         Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Purchased Securities, or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Purchased Securities.

Section 3.23         U.S. Real Property Holding Corporation. The Company is not and has never been, a U.S. real property holding corporation within the meaning of Section 897 of the U.S. Internal Revenue Code of 1986.

Section 3.24         Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

Section 3.25         Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

Section 3.26         Management. Except as set forth in Schedule 3.26 hereto, during the past five year period, no current or former officer or director or, to the knowledge of the Company, no current ten percent (10%) or greater shareholder of the Company or any of its Subsidiaries has been the subject of:

(i)          a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

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(ii)         a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii)        any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1)         Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)         Engaging in any particular type of business practice; or

(3)         Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv)        any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v)         a finding by a court of competent jurisdiction in a civil action or by the Commission or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission or any other authority has not been subsequently reversed, suspended or vacated; or

(vi)        a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

Section 3.27         Share Option Plans. Each share option granted by the Company was granted (i) in accordance with the terms of the applicable share option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Share on the date such share option would be considered granted under IFRS and applicable law. No share option granted under the Company’s share option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

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Section 3.28         No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company.

Section 3.29         No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Operative Documents other than as specified in the Operative Documents or as contemplated herein or therein.

Section 3.30         Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

Section 3.31         Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

Section 3.32         Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by or referenced in this Agreement and the other Operative Documents. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed.

Section 3.33         Bad Actor. The Company, its officers, directors and its beneficial owners of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, except for an event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any officer, director or beneficial owner is subject to a Disqualification Event. The purchase of the Purchased Securities or the exercise of the Warrant by any Purchaser will not subject the Company to any disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. There are no matters that would have triggered disqualification under Rule 506(d)(1) under the Securities Act but occurred before September 23, 2013.

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Article IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

Section 4.1           Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its Properties and to conduct its business as currently conducted.

Section 4.2           Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company, partnership or similar power and authority to execute, deliver and perform its obligations under the Operative Documents and to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of the Operative Documents has been duly authorized by all necessary action on the part of such Purchaser; and the Operative Documents will constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3           No Breach. The execution, delivery and performance of the Operative Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby does not and will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the Property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by the Operative Documents.

Section 4.4           Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Securities or the issuance of the Exercisable Shares or the consummation of the transaction contemplated by this Agreement or the other Operative Documents. Such Purchaser agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser in connection with the purchase of the Purchased Securities or the issuance of the Exercisable Shares or the consummation of the transactions contemplated by this Agreement.

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Section 4.5           No Side Agreements. There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents.

Section 4.6           Investment. The Purchased Securities are being acquired for such Purchaser’s own account, not as a nominee or agent, and with no present intention of distributing the Purchased Securities or the Exercisable Shares or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same. Such Purchaser was not formed for the purpose of acquiring any of the Purchased Securities or the Exercisable Shares. If such Purchaser should in the future decide to dispose of any of the Purchased Securities or the Exercisable Shares, such Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state or other securities laws, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities. Such Purchaser further understands and agrees that there is no public trading market for the Warrant purchased hereunder, that none is expected to develop, and that the Warrant must be held indefinitely unless and until it is duly exercised and the Exercisable Shares are registered under the Securities Act or an exemption from registration is available.

Section 4.7           Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, the Company that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act, (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities and the Exercisable Shares, (c) was advised by the Company to obtain United States counsel, either obtained United States counsel or had a full and fair opportunity and the means to obtain United States counsel, (d) is able to bear the economic risk of such investment and is able to afford a complete loss of such investment and (e) it was provided access to all information regarding the Company and its business as the Purchaser desired, and was offered the opportunity to ask questions of management of the Company and to receive any documents and information on the Company.

Section 4.8           Restricted Securities; Affiliate Status. Such Purchaser understands that the Purchased Securities and the Exercisable Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold (i) without registration under the Securities Act only in certain limited circumstances or (ii) if such resale is registered under the Securities Act. In this connection, such Purchaser represents that it is a sophisticated party knowledgeable with respect to Registration Exemptions. Such Purchaser (i) acknowledges that after the Closing and/or after issuance of the Exercisable Shares, such Purchaser may be deemed an “affiliate” of the Company under the Securities Act, (ii) acknowledges understanding the additional restrictions under the Securities Act applicable to affiliates of the Company, and (iii) either (a) confirms having discussed such restrictions with United States securities counsel or (b) acknowledges that it both the means and a full and fair opportunity to obtain United States securities counsel and discuss such restrictions prior to entering into any Operative Document.

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Section 4.9           Legend. Such Purchaser understands that any certificates or statements evidencing any Purchased Securities or the Exercisable Shares may bear a legend in the substantially the form set forth in Section 5.13:

Section 4.10         Offshore Transaction. At the time such Purchaser received the offer to purchase the Purchased Securities it was not in the United States. Such Purchaser is not a U.S. person (as defined in Regulation S promulgated under the Securities Act) and is not acquiring the Securities for the account or benefit of any U.S. person. Such Purchaser’s receipt and execution of each of the Operative Documents, and any other agreement relating hereto or thereto, has occurred or will occur outside the United States. Such Purchaser understands and acknowledges that the offering and sale of the Purchased Securities are not being, and will not be, made, directly or indirectly, in or into, or by the use of the mails or any means or instrumentality (including telephonically or electronically) of interstate or foreign commerce of, or any facilities of a national securities exchange of, the United States.

Section 4.11         Trading Activities. Such Purchaser’s trading activities, if any, with respect to the Common Shares will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the Nasdaq.

Section 4.12         No General Solicitation or General Advertising; No Directed Selling Efforts. Such Purchaser is not aware of any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in respect of the Purchased Securities, including (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television, radio, or the internet; and (2) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising). Such Purchaser is not aware of any form of “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Purchased Securities, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Purchased Securities, including placing an advertisement in a publication with a general circulation in the United States.

Section 4.13         Broker-Dealer Status. Such Purchaser is not a broker dealer registered under Section 15(a) of the Exchange Act, or a member of Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker-dealer. The Purchaser is not a distributor as such term is defined in Regulation S promulgated under the Securities Act.

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Section 4.14         Transfer or Resale. Such Purchaser understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Purchased Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, and whether such Securities are thereafter freely tradable without restriction, it being understood that the Securities will not be unrestricted if resold pursuant to Regulation S, or (C) such Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Section 4.15         Distribution Compliance Period. Such Purchaser acknowledges and understands that all offers and sales of the Purchased Securities, the Warrant or Exercisable Shares prior to the expiration of the 40-day period commencing the day after the Closing Date shall be made only in accordance with the provisions of Regulation S promulgated under the Securities Act, pursuant to registration of the securities under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act. Such Purchaser further represents and warrants and agrees that the offer or resale of the Purchased Securities or Exercisable Shares by such Purchaser, if made prior to the expiration of the 40-day period commencing the day after the Closing Date, shall not be made to a U.S. person (as defined in Regulation S promulgated under the Securities Act) or for the account or benefit of a U.S. person (other than a distributor). Such Purchaser understands that when it exercises the Warrant it may be required to provide written certification that it is not a U.S. person and the warrant is not being exercised on behalf of a U.S. person, and retain restricted status or a written opinion of counsel to the effect that the Warrant and the Exercisable Shares have been registered under the Securities Act or are exempt from registration thereunder, and whether such Exercisable Shares are freely tradable without restriction, it being understood that Exercisable Shares will not be unrestricted if only resold pursuant to Regulation S.

Section 4.16         Offering Materials. Such Purchaser did not receive from the Company or its agent any offering materials or other documents in connection with offers and sales of the Purchased Securities. Such Purchaser conducted its own due diligence on the Company and was afforded: (i) the opportunity to ask such questions as it deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions contained herein and the merits and risks of investing in the Company, (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, vessels, management and prospects sufficient to enable you to evaluate the investment, and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire that is necessary to make an informed investment decision with respect to the investment and has received all the information requested in connection with your decision to obtain the Purchased Securities.

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Section 4.17         Prohibited Transactions; No Short Sales. Such Purchaser has not, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with such Purchaser which had knowledge of the transactions contemplated hereby and that (i) has or shares discretion relating to such Purchaser’s investments and trading or information concerning such Purchaser’s investments or (ii) is subject to such Purchaser’s review or input concerning such Person’s investments or trading (the foregoing, “Purchaser Trading Affiliates”), has engaged in any purchases or sales of any securities, including any derivatives, of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) (a “Transaction”) since the time that such Purchaser was first contacted by the Company regarding the investment in the Company contemplated herein. Such Purchaser covenants that neither it nor any Purchaser Trading Affiliate will engage, directly or indirectly, in any Transactions prior to the time the transactions contemplated by this Agreement are publicly disclosed.

Article V

COVENANTS

Section 5.1           Taking of Necessary Action. Each of the parties hereto shall use its reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under Law to consummate and make effective the transactions contemplated by this Agreement. The Company shall submit a Listing of Additional Shares Notification with the Nasdaq to list the Purchased Shares and Exercisable Shares and the shares referenced in Section 2.6(k). The Company makes no representation, warranty or covenant relating to its ability to obtain or maintain any listing of its securities on any stock exchange, including any markets on Nasdaq.

Section 5.2           Other Actions. Until the earlier of two years from the date hereof and the date on which the Purchasers shall have sold all of the Registrable Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.2.

Section 5.3           Use of Proceeds. The Company shall use the collective proceeds from the sale of the Purchased Securities for general corporate purposes and working capital (including repayment of debt).

Section 5.4           Existing Registration Rights Agreement. The Company is a party to the Existing Registration Rights Agreement, which may contain rights that are senior to the rights contained in the Registration Rights Agreement, and each Purchaser covenants not to supersede or attempt to circumvent any provision of the Existing Registration Rights Agreement.

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Section 5.5           Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Operative Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Purchased Securities to the Purchasers.

Section 5.6           Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities, to the extent permitted by applicable Law. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Operative Document; provided that an Investor and its pledgee shall be required to comply with the provisions hereof in order to effect a sale, transfer or assignment of Securities to such pledgee, or if the pledgee attempts to exercise its rights over collateral.

Section 5.7           Disclosure of Transactions and Other Material Information. The Company shall on or before the fourth Business Day after the date of this Agreement, issue a press release (the “Press Release”) disclosing all the material terms of the transactions contemplated by the Operative Documents. On or before the fourth Business Day after the date of this Agreement, the Company shall file a Current Report on Form 6-K describing all the material terms of the transactions contemplated by the Operative Documents in the form required by the Exchange Act and attaching all the material Operative Documents (including, without limitation, this Agreement (and all schedules to this Agreement) the form of the Warrants and the form of the Registration Rights Agreement) (including all attachments, the “6-K Filing”). From and after the filing of the 6-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Purchasers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Operative Documents. In addition, effective upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Purchasers or any of their affiliates, on the other hand, shall terminate. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser's consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Purchaser, to make the Press Release and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing and contemporaneously therewith and (ii) as is required by applicable Law (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Purchaser shall have (unless expressly agreed to by a particular Purchaser after the date hereof (it being understood and agreed that no Purchaser may bind any other Purchaser with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries. Each Purchaser acknowledges that it fully understands the Law relating to trading on securities while in possession of material non-public information.

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Section 5.8           Reservation of Shares. So long as any of the Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the maximum number of Warrant Shares issuable upon exercise of all the Warrants then outstanding (without regard to any limitations on the exercise of the Warrants set forth therein) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of Common Shares reserved pursuant to this Section 5.8 be reduced other than proportionally in connection with any exercise of Warrants. If at any time the number of Common Shares authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations pursuant to the Operative Documents, in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

Section 5.9           FAST Compliance. While any Warrants remain outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

Section 5.10         Directed Selling Efforts; General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will engage in any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Purchased Securities, nor will any of them solicit any offer to buy or offer or sell the Purchased Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

Section 5.11         Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Purchased Securities in a manner which would require the registration of the Purchased Securities under the Securities Act or require shareholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

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Section 5.12         Transfer Agent Instructions. If a Purchaser effects a sale, assignment or transfer of the Purchased Securities in accordance with this Agreement and applicable securities Laws, the Company shall not prohibit the transfer. In the event that such sale, assignment or transfer involves Purchased Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Purchaser, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5.13 below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5.12 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5.12, that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 5.13         Legends. Each Purchaser understands that the Purchased Securities have been issued (or will be issued in the case of the Warrant Shares) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Purchased Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Purchased Securities):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS DOCUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED [OR EXERCISED] (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

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Section 5.14         Removal of Legends. Certificates or book entry statements or other documents evidencing Securities shall not be required to contain the legend set forth in Section 5.13 above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company and it provides the Company with reasonable assurances that such Securities are eligible for such sale under Rule 144, including by providing an appropriate representation letter relating to Rule 144 that contains, among other things, the Purchaser’s non-affiliate status and length of time in which it has held Securities and lack of material non-public information), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 without manner of sale or volume limitations irrespective of whether the Company is a reporting company (provided that such Purchaser is not an affiliate of the Company and it provides the Company with reasonable assurances that such Securities are eligible for such sale, assignment or transfer under Rule 144 for a company that is non-reporting issuer, including by providing an appropriate representation letter relating to Rule 144 that contains, among other things, the Purchaser’s non-affiliate status and length of time in which it has held Securities and lack of material non-public information), or (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Purchaser provides the Company with an opinion of counsel to such Purchaser, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Purchased Securities may be made without registration under the applicable requirements of the Securities Act and such shares are unrestricted, it being understood that the Securities will not be unrestricted if resold pursuant to Regulation S (and no opinion to the contrary need be accepted). If a legend is not required pursuant to the foregoing, the Company shall no later than five Trading Days following the delivery by a Purchaser to the Company or the transfer agent (with notice to the Company) of a legended certificate or book entry statement representing such Securities (endorsed or with share powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries reasonably requested by the Company from such Purchaser as may be required above in this Section 5.14 or to evidence compliance with this Section 5.14, as directed by such Purchaser, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Purchased Shares or Warrant Shares, credit the aggregate number of Common Shares to which such Purchaser shall be entitled to such Purchaser’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Purchaser, a certificate or book entry statement representing such Securities or proof that the uncertificated Securities are free from all restrictive and other legends, registered in the name of such Purchaser or its designee (the date by which such credit is so required to be made to the balance account of such Purchaser’s or such Purchaser’s designee with DTC or such certificate or statement or proof is required to be delivered to such Purchaser pursuant to the foregoing is referred to herein as the “Required Delivery Date”, and the date such Common Shares are actually delivered without restrictive legend to such Purchaser or such Purchaser’s designee with DTC, as applicable, the “Share Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith. Each Purchaser agrees that if any Securities were unlegended due to an effective registration statement covering the sale of such Securities no longer being effective, and such Securities are not eligible to be sold, assigned or transferred under Rule 144 without manner of sale or volume limitations irrespective of whether the Company is a reporting company, then the Purchaser shall return the Securities to direct, book entry notation and any certificates or statements shall bear a legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the form contained in Section 5.13 (and a stop-transfer order may be placed against transfer of such Securities).

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Section 5.15         Failure to Timely Deliver; Buy-In. If on or prior to the Required Delivery Date the Company shall fail to issue and deliver to a Purchaser proof that the uncertificated Securities are free from all restrictive and other legends or a certificate or book entry statement and register such Common Shares on the Company's share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the balance account of such Purchaser or such Purchaser’s designee with DTC for the number of Common Shares to which such Purchaser submitted for legend removal by such Purchaser pursuant to Section 5.14 above (and is so entitled to removal), and if on or after such Trading Day such Purchaser purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by such Purchaser of Common Shares submitted for legend removal by such Purchaser pursuant to Section 5.14 above that the Purchaser anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five Trading Days after such Purchaser’s request and in the Company’s discretion, either (i) pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any), for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or book entry statement (and to issue such unlegended Common Shares) or credit such Purchaser’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to such Purchaser a certificate or certificates or book entry statements representing such Common Shares or credit the balance account of such Purchaser or such Purchaser’s designee with DTC representing such number of Common Shares that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Purchased Shares or Warrant Shares (as the case may be) that the Company was required to deliver to such Purchaser by the Required Delivery Date multiplied by (B) the sale price per Common Share that the Purchaser agreed to sell and for which unrestricted Common Shares the Purchaser anticipated receiving from the Company. Nothing shall limit such Purchaser’s right to pursue any other remedies available to it hereunder, in equity, such as a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates or book entry statements representing Common Shares (or to electronically deliver such Common Shares) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, this Section 5.15 shall not apply to the applicable Purchaser the extent the Company has already paid such amounts in full to such Purchaser pursuant to an analogous sections of the Warrant held by such Purchaser.

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Section 5.16         Regulation S Resale. Notwithstanding anything to the contrary in Section 5.14, if (I) any Purchaser after 40 days after the date the Purchaser receives Purchased Shares, but prior to the time that the Purchased Shares are freely tradable without volume or manner of sale restrictions pursuant to Rule 144 (i) sells Purchased Shares in an “offshore transaction” (as defined in Rule 902 promulgated under the Securities Act), (ii) does not offer the Purchased Shares to any person in the United States (and does not offer or sell to identifiable groups of U.S. citizens abroad, such as members of the U.S. armed forces serving overseas), or to a U.S. person (as defined by Regulation S) or to an Affiliate of the Purchaser, (iii) at the time the buy order is originated, the buyer is outside the United States, and the Purchaser and any person acting on its behalf reasonably believe that the buyer is outside the United States, (iv) does not make, nor does any Affiliate or any person acting on their behalf make, any “directed selling efforts” in the United States, and (v) the Purchaser provides to the Company and its agents certifications of the foregoing along with a certification that the Purchaser is not selling to circumvent the provisions of the Securities Act or any other applicable securities Laws, and (II) the buyer of such Purchased Shares certifies that (w) it did not purchase the Purchased Shares after, nor is it aware of, any directed selling efforts relating to the Purchased Shares, (x) it is not any of the following: (a) located in the United States (b) a U.S. person, (c) part of an identifiable group of U.S. citizens abroad, such as members of the U.S. armed forces serving overseas, (d) acting on behalf of a U.S. person or any person in the United States, and (e) an Affiliate of the Purchaser or acting on behalf of an Affiliate of the Purchaser, (y) it was outside the United States when it received the offer to purchase and when it purchased the Purchased Shares from the relevant Purchaser and (z) the purchase of the Purchased Shares is not for the purposes of circumventing the Securities Act or any other applicable securities Laws, and (III) the Company receives, from counsel reasonably acceptable to the Company, a written opinion that the Purchased Shares are not restricted under applicable securities Laws and may be freely traded or sold in any market (including in the United States), then the Company shall deliver, after receipt of the foregoing certifications and opinion and the relevant transfer documents, to the buyer of the Purchased Shares, uncertificated Purchased Shares that are free from all restrictive and other legends, registered in the name of such buyer.

Article VI

MISCELLANEOUS

Section 6.1           Interpretation. Article, Section, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party hereto has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. This Agreement has have been reviewed and negotiated by sophisticated parties with access to and in consultation with legal counsel and shall not be construed against the drafter. Any reference in this Agreement to stock certificates shall mean at the option of the Company, and may be satisfied by, a book entry notation of stock of the Company or other proof that uncertificated shares have been issued.

Section 6.2           Survival of Provisions. The representations and warranties set forth in this Agreement shall survive the Closing for a period of 24 months following the Closing Date regardless of any investigation made by or on behalf of the Company or any Purchaser provided that the representations and warranties set forth in Sections 3.1, 3.3-3.5, 3.7, 3.8, 3.10, 3.11, 3.12, 3.14, 3.21, 3.25 and 3.32 shall survive indefinitely. The covenants made in this Agreement shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Securities and payment therefor until full compliance therewith.

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Section 6.3           No Waiver; Modifications in Writing.

(a)          No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party hereto at law or in equity or otherwise.

(b)          This Agreement, the other Operative Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Purchasers, the Company, its affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Purchaser with respect to the Purchased Securities, and the other matters contained herein and therein, and this Agreement, the other Operative Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties hereto solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Operative Document shall (or shall be deemed to) (i) have any effect on any agreements any Purchaser has entered into with, or any instruments any Purchaser has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Purchaser in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Purchaser or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Purchaser, or any instruments any Purchaser received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 6.3 shall be binding on all Purchasers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Purchased Securities then outstanding or (B) imposes any obligation or liability on any Purchaser without such Purchaser’s prior written consent (which may be granted or withheld in such Purchaser’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 6.3 shall be binding on all Purchasers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Purchased Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Purchaser without such Purchaser’s prior written consent (which may be granted or withheld in such Purchaser’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Operative Documents unless the same consideration also is offered to all of the parties to the Operative Documents, all holders of the Warrants (as the case may be). The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Operative Documents except as set forth in the Operative Documents or as otherwise disclosed to the Purchasers. “Required Holders” means (I) prior to the Closing Date, each Purchaser entitled to purchase Purchased Securities at the Closing and (II) on or after the Closing Date, holders of a majority of the Warrants.

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Section 6.4           Binding Effect. This Agreement shall be binding upon the Company, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 6.5           Communications. All notices and demands provided for hereunder shall be in writing and shall be given by mail, facsimile, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to any Purchaser:

To the respective address listed on Schedule B hereof

(b)	If to the Company:

Globus Maritime Limited
c/o Globus Shipmanagement Corp.

128 Vouliagmenis Avenue, 3rd Floor

166 74 Glyfada

Athens Greece

Attention: Athanasios Feidakis

Facsimile: +30 210 9608359

with a copy to (which shall not constitute notice):

Watson Farley & Williams LLP

250 West 55th Street

New York, New York 10019

Attention: Steven Hollander
Facsimile: +1-212-922-1512

or to such other address as the Company or a Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

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Section 6.6           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Purchaser and the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Purchaser from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Purchaser or to enforce a judgment or other court ruling in favor of such Purchaser. THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. To the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Agreement and the other Operative Documents.

Section 6.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders.

Section 6.8           Execution in Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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Section 6.9           Termination.

(a)          Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by (i) the written notice of the Purchasers, upon a breach in any material respect by the Company of any covenant or agreement set forth in this Agreement or (ii) written notice by the Company to the Purchasers upon a breach in any material respect by any Purchaser of any covenant or agreement set forth in this Agreement.

(b)          Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

(c)          Any party hereto may terminate this Agreement (for itself only) if the Closing shall not have occurred within seven Business Days after the condition set forth in Section 2.3(b) has been satisfied.

(d)          The termination of this Agreement shall not remove or excuse any liability on the part of any party hereto.

Section 6.10         Recapitalization, Exchanges, Etc. Affecting the Common Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Shares, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

Section 6.11         No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 6.12         Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.13         Remedies. Each Purchaser shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Operative Documents, any remedy at law would inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Operative Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Operative Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

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Section 6.14         Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Operative Documents, whenever any Purchaser exercises a right, election, demand or option under an Operative Document (other than the Registration Rights Agreement) and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 6.15         Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Purchaser hereunder or pursuant to any of the other Operative Documents or any of the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Operative Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Operative Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

Section 6.16         Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement. The parties hereto will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Operative Document (and without implication that the following is required or applicable), it is the intention of the parties hereto that in no event shall amounts and value paid by the Company, or payable to or received by any of the Purchasers, under the Operative Documents exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Purchaser, or collection by any Purchaser pursuant the Operative Documents is finally judicially determined to be contrary to any such applicable Law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Purchaser, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable Law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Purchaser, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Purchaser under the Operative Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Purchaser under any of the Operative Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable Law, such amounts shall be pro-rated over the period of time to which they relate.

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Section 6.17         Judgment Currency.

(i)          If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Operative Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 6.17 referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(1)         the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2)         the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 6.17(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii)         If in the case of any proceeding in the court of any jurisdiction referred to in Section 6.17(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay the amount that is necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii)        Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Operative Document.

[Signature Pages Follow]

38

IN WITNESS WHEREOF, this Agreement shall be effective as of the date first written above.

GLOBUS MARITIME LIMITED

By:	/s/ Athanasios Feidakis
	Name:	Athanasios Feidakis
	Title:	Chief Executive Officer

Signature Page to Share and Warrant Purchase Agreement

PURCHASER:

XANTHE HOLDINGS LTD.

By:	/s/ Maximilian Torres
Name: Maximilian Torres
Title: Director

The Purchaser hereby agrees that the Maximum Percentage (as defined in the Warrant) for such Purchaser (and not any other Purchaser) shall be:

________________%

To the extent that the above is left blank, the provisions of the Warrant shall apply, and the maximum percentage ownership shall be 9.99%.

Signature Page to Share and Warrant Purchase Agreement

PURCHASERS:

JTT INVESTMENTS LTD.

By:	/s/ Mauricia Potter
Name: Mauricia Potter
Title: Director

The Purchaser hereby agrees that the Maximum Percentage (as defined in the Warrant) for such Purchaser (and not any other Purchaser) shall be:

________________%

To the extent that the above is left blank, the provisions of the Warrant shall apply, and the maximum percentage ownership shall be 9.99%.

Signature Page to Share and Warrant Purchase Agreement

PURCHASERS:

Aizac Investment CORP.

By:	/s/ Panagiotis Oikonomopoulos
	Name:	Panagiotis Oikonomopoulos
	Title:	Director

The Purchaser hereby agrees that the Maximum Percentage (as defined in the Warrant) for such Purchaser (and not any other Purchaser) shall be:

________________%

To the extent that the above is left blank, the provisions of the Warrant shall apply, and the maximum percentage ownership shall be 9.99%.

Signature Page to Share and Warrant Purchase Agreement

PURCHASERS:

ROBELLE HOLDING CO.

By:	/s/ Konstantina Feidaki
	Name:	Konstantina Feidaki
	Title:	Director

The Purchaser hereby agrees that the Maximum Percentage (as defined in the Warrant) for such Purchaser (and not any other Purchaser) shall be:

________________%

To the extent that the above is left blank, the provisions of the Warrant shall apply, and the maximum percentage ownership shall be 9.99%.

Signature Page to Share and Warrant Purchase Agreement

Schedule A – List of the Purchasers and Commitment Amounts

Purchaser	Common Shares	Warrants to Purchase Common Shares	Purchase Price*
Xanthe Holdings Ltd.	1,125,000	5,625,000	$1,125,000
JTT Investments Ltd.	1,125,000	5,625,000	$1,125,000
Aizac Investment Corp.	1,000,000	5,000,000	$1,000,000
Robelle Holding Co.	1,750,000	8,750,000	$1,750,000

Total	5,000,000	25,000,000	$5,000,000

* The Purchase Price for each Purchaser for each Common Share and a warrant to purchase five Common Shares is $1.00. Therefore, to compute the Purchase Price for a particular Purchaser, multiply the number of Common Shares listed next to the name of such Purchaser by $1.00.

Schedule A to Share and Warrant Purchase Agreement

Schedule B – Notice and Contact Information

Xanthe Holdings Ltd.

c/o Palm Grove House

P.O. Box 438

Road Town, Tortola

British Virgin Islands

Facsimile: +350 20077343

JTT Investments Ltd.

Craigmuir Chambers

P.O. Box 71, Road Town

Tortola, VG1110

British Virgin Islands

Facsimile: +1 284 494-3547

Aizac Investment Corp.

10 Skouze Street

18536

Piraeus, Greece

Facsimile: +30 210 4510690

Robelle Holding Co.

Pallazo tukelan

Riva Antonio Caccia 3

6900 Lugano

Switzerland

Facsimile: +30 210 4221388

Schedule B to Share and Warrant Purchase Agreement

Exhibit A – Form of Registration Rights Agreement

Exhibit A to Share and Warrant Purchase Agreement

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 9, 2017 among Globus Maritime Limited, a Marshall Islands corporation (the “Company”), and the persons set forth on Schedule A to this Agreement (each, an “Investor”).

WHEREAS, this Agreement is made in connection with the entry into the Share and Warrant Purchase Agreement (the “Purchase Agreement”), February 8, 2017 between the Company and the Investors; and

WHEREAS, the Company has agreed to provide the Investors with certain registration rights with respect to its shares of Common Stock (as hereinafter defined) for the benefit of the Investors pursuant to the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.	Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“2016 Registration Rights Agreement” means that certain registration rights agreement dated November 23, 2016 between the Company and Firment Trading Limited.

“Affiliate” of any Person means any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Common Stock” means shares of common stock, par value $0.004 per share, of the Company, including common stock issuable upon conversion of other securities or loans or debts of the Company or issuable in exchange for or with respect to the common stock, par value $0.004 per share, of the Company by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, exchange, merger, consolidation or other reorganization.

“Control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting shares of any corporation, limited liability company, partnership, unincorporated association or other entity shall be presumed, for purposes of this Agreement, to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

“Demand Registration” has the meaning set forth in Section 2(a) hereof.

“Dissolution” has the meaning set forth in Section 7 hereof.

“Effectiveness Period” has the meaning set forth in Section 2(g) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Holder” means any Person that owns Registrable Shares, including the Investors, their Affiliates and such successors and permitted assigns as acquire Registrable Shares, directly or indirectly, from such Person. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Shares as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

“Initiating Holders” has the meaning set forth in Section 2(a) hereof.

“Losses” has the meaning set forth in Section 8(a) hereof.

“Majority Holders” means the Holders of a majority of the Registrable Shares.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated or unincorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 4(a) hereof.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Shares” means shares of Common Stock issued by the Company pursuant to the Purchase Agreement held by an Investor or any Affiliate of an Investor, shares of Common Stock receivable upon the conversion or exercise of securities or loans or debt of the Company issued pursuant to the Purchase Agreement held by an Investor or any Affiliate of an Investor, or any shares of any successor or acquiror of the Company issued in exchange or substitution for any of the foregoing in connection with any acquisition, merger, combination or similar transaction involving the Company or any successor of the Company; provided, however, that Registrable Shares shall not include any securities sold by a Person to the public either pursuant to a Registration Statement or Rule 144 or any securities that may be sold pursuant to Rule 144 without restriction or limitation on volume or manner of sale.

“Registration Expenses” has the meaning set forth in Section 6(a) hereof.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration” has the meaning set forth in Section 3(a) hereof.

“Suspension Notice” has the meaning set forth in Section 5(f) hereof.

“Underwritten Offering” means a registration in which securities of the Company are sold to underwriters for reoffering to the public.

“Withdrawn Demand Registration” has the meaning set forth in Section 2(g) hereof.

2.	Demand Registration. Subject to Section 10(l):

(a)       Right to Request Registration. Subject to Section 2(d) hereof, at any time commencing one hundred eighty (180) days after the date hereof, any Holder or Holders collectively holding in the aggregate a majority of the then outstanding Registrable Shares (“Initiating Holders”) shall have the right to require the Company to register under the Securities Act (“Demand Registration”) all or part of the Registrable Shares; provided, however, that each Demand Registration be for Registrable Shares.

Within ten (10) days after receipt of any such request for Demand Registration, the Company shall give written notice of such request to all other Holders of Registrable Shares and shall, subject to the provisions of Section 2(d) hereof, include in such registration all such Registrable Shares with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.

(b)       Number of Demand Registrations. Subject to the provisions of Section 2(a), the Holders shall collectively be entitled to request an aggregate of one (1) Demand Registrations in any one twelve (12) month period and a maximum of two (2) Demand Registrations in total. A registration shall not count as one of the permitted Demand Registrations (i) until it has become effective, (ii) if the Initiating Holders requesting such registration are not able to have registered and sold at least 50% of the Registrable Shares requested by such Initiating Holders to be included in such registration or (iii) in the case of a Demand Registration that would be the last permitted Demand Registration requested hereunder, if the Initiating Holders requesting such registration are not able to have registered and sold all of the Registrable Shares requested to be included by such Initiating Holders in such registration.

(c)       Allocation of Securities Included in Registration Statement. If any requested registration made pursuant to Section 2(a) involves an Underwritten Offering and the managing underwriters of the requested Demand Registration advise the Company in writing that in their opinion the number of Registrable Shares proposed to be included in any such registration exceeds the number of securities which can be sold in such offering without having an adverse affect on such offering, including the price at which such Registrable Shares can be sold, the Company shall include in such registration only the number of Registrable Shares which in the reasonable opinion of such managing underwriters can be sold without having the adverse effect referred to above. If the number of shares which can be sold without having the adverse effect referred to above is less than the number of Registrable Shares proposed to be registered, the amount of Registrable Shares to be so sold shall be allocated pro rata among the Holders of Registrable Shares desiring to participate in such registration on the basis of the amount of such Registrable Shares initially proposed to be registered by such Holders. If the number of shares which can be sold exceeds the number of Registrable Shares proposed to be sold, such excess shall be allocated pro rata among the other holders of securities, if any, desiring to participate in such registration based on the amount of such securities initially requested to be registered by such holders or as such holders may otherwise agree.

(d)        Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within three (3) months after the termination of an offering under a previous Demand Registration or within three (3) months after the effectiveness of a previous registration under which the Initiating Holder had piggyback rights pursuant to Section 4 hereof where the Initiating Holder was permitted to register and sell 50% or more of the Registrable Shares requested to be included therein. The Company may postpone for up to ninety (90) days the filing or the effectiveness of a Registration Statement for a Demand Registration if (i) the Company’s board of directors reasonably determines that a Demand Registration would reasonably be expected to materially and adversely affect an offering of securities of the Company, the preparation of which had then been commenced, (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company’s board of directors reasonably believes would not be in the best interests of the Company, (iii) the Company, in its good faith judgment, determines that any registration of Registrable Shares should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transactions or events involving the Company or any of its subsidiaries or (iv) such Demand Registration would render the Company unable to comply with the requirements of applicable securities laws; provided, however, that in the event described above, the Initiating Holders requesting such Demand Registration shall be entitled to withdraw such request prior to its effective date and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Initiating Holders requesting such Demand Registration of (i) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 2(d), (ii) the Company’s decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (iii) the effectiveness of such Registration Statement. The Company may defer the filing of a particular Registration Statement pursuant to this Section 2(d) only once during any twelve (12) month period.

(e)       Withdrawal by Holders. Any Holder requesting a Demand Registration will be permitted to withdraw in good faith all or part of the Registrable Shares from such Demand Registration at any time prior to the date the Commission declares effective the Registration Statement relating to such Demand Registration, in which event the Company will promptly amend or, if applicable, terminate or withdraw the related Registration Statement; provided, however, that if the Holder requesting a Demand Registration pursuant to this Section 2(e) withdraws from such registration, such registration shall count as a Demand Registration unless such Holder pays all of the out-of-pocket expenses of the Company in connection with such registration.

(f)       Selection of Underwriters. If any of the Registrable Shares covered by a Demand Registration are to be sold in an Underwritten Offering, the Initiating Holders shall have the right, but not the obligation, to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

(g)        Effective Period of Demand Registrations. The Company will use its reasonable efforts to comply with all necessary provisions of the federal securities laws in order to keep each Registration Statement relating to a Demand Registration effective for a period of (i) in the case of an Underwritten Offering, three (3) months from its effectiveness date, or (ii) in any other case, the lesser of three (3) months or such shorter period as will terminate when all Registrable Shares covered by such Registration Statement have been sold pursuant to such Registration Statement (the “Effectiveness Period”). If the Company shall withdraw any Demand Registration pursuant to Section 2(d) (a “Withdrawn Demand Registration”), the Initiating Holders of the Registrable Shares remaining unsold and originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Registration which (subject to the provisions of this Section 2) the Company shall use its reasonable efforts to keep effective for a period commencing on the effective date of such Demand Registration and ending on the earlier to occur of the date (i) in the case of an Underwritten Offering, three (3) months from its effectiveness date, or (ii) in any other case, the lesser of three (3) months or such shorter period as will terminate when all Registrable Shares covered by such Registration Statement have been sold pursuant to such Registration Statement.

3.	Shelf Registration. Subject to Section 10(l):

(a)       At such time as the Company is able to use Form F-3 under the Securities Act (or any successor or similar form) for sales of Registrable Shares by a Holder, at the request of one or more Holders, the Company shall use its reasonable efforts to effect, as expeditiously as possible, the registration under the Securities Act of any number of Registrable Shares for which it receives requests in accordance with Section 2(a) (the “Shelf Registration”). The Company shall use its reasonable efforts to cause such Registration Statement to become effective as promptly as practicable and maintain the effectiveness of such Registration Statement (subject to the terms and conditions herein) for a period ending on the earliest of (i) three (3) years following the date on which such Registration Statement first becomes effective (but one (1) year if the Company is not able to continue to use Form F-3 under the Securities Act (or any successor or similar form)), (ii) the date on which all Registrable Shares covered by such Registration Statement have been sold, and the distribution contemplated thereby has been completed, and (iii) the date on which all Registrable Shares covered by such Registration Statement have become freely saleable pursuant to Rule 144 without restriction or limitation on volume or manner of sale.

(b)        The Registration Statement pursuant to this Section 3 shall, to the extent possible under applicable law, be effected to permit sales on a continuous basis pursuant to Rule 415 under the Securities Act. Any sale pursuant to the Shelf Registration pursuant to this Section 3 may or may not be underwritten; provided, however, that (i) Holders may request any underwritten takedown only to be effected as a Demand Registration (in which event, unless such Demand Registration would not require representatives of the Company to meet with prospective purchasers of the Company’s securities, a Demand Registration must be available thereunder and the number of Demand Registrations available shall be reduced by one, subject to Section 2(b)) or (ii) Holders may request an unlimited number of underwritten takedowns to be effected in accordance with the terms of Section 4.

(c)        In the event of a request for a Shelf Registration pursuant to Section 3(a), the Company shall give written notice of the proposed filing of the Registration Statement in connection therewith to all Holders of Registrable Shares, offering to each such Holder the opportunity to have any or all of the Registrable Shares held by such Holder included in such registration statement. Each Holder of Registrable Shares desiring to have its Registrable Shares registered under this Section 3(c) shall so advise the Company in writing within fifteen (15) days after the date of such notice from the Company (which request shall set forth the amount of Registrable Shares for which registration is requested), and the Company shall include in such Registration Statement all such Registrable Shares so requested to be included therein.

(d)        The number, percentage, fraction or kind of shares referred to in this Section 3 shall be appropriately adjusted for any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of the shares of Common Stock.

(e)        The Company, and any other holder of the Company’s securities who has registration rights, may include its securities in any Shelf Registration effected pursuant to this Section 3.

4.	Piggyback Registration. Subject to Section 10(l):

(a)       Right to Piggyback. If at any time commencing one hundred eighty (180) days following the date hereof, the Company proposes to register any of its shares of common stock, par value $0.004 per share, under the Securities Act (other than a registration statement on Form S-8 or on Form F-4 or any similar successor forms thereto or a registration statement covering an offering of convertible securities), whether for its own account or for the account of one or more shareholders of the Company, and the registration form to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Company shall give prompt written notice to each Holder of Registrable Shares of its intention to effect such a registration and, subject to Sections 4(b) and 4(c), shall include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the effectiveness of the Company’s notice, provided, however, that the Company shall not be required to register any Registrable Shares pursuant to this Section 4(a) that are eligible for sale pursuant to Rule 144 without restriction or limitation on volume or manner of sale. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b)       Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, securities requested to be included in such registration by the holders of securities pursuant to the 2016 Registration Rights Agreement, (iii) third, the Registrable Shares requested to be included therein by the Holders, pro rata among the Holders of such Registrable Shares on the basis of the number of shares requested to be registered by such Holders, and (iv) fourth, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

(c)       Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the securities requested to be included in such registration pursuant to the 2016 Registration Rights Agreement, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders, and (ii) second, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

(d)       Selection of Underwriters. If any Piggyback Registration is an underwritten primary offering, the Company shall have the right, but not the obligation, to select the managing underwriter or underwriters to administer any such offering. If the Piggyback Registration is an underwritten secondary offering, the holders of a majority (in value) of the securities to be included in such offering shall have the right, but not the obligation, to select the managing underwriter or underwriters to administer any such offering subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed; provided that, if holders of a majority (in value) do not select such managing underwriter or underwriters within (15) days after the effectiveness of the Company’s notice contemplated by Section 4(a), the Company shall have the right, but not the obligation, to select such managing underwriter or underwriters.

(e)       Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Shares, and if such previous registration has not been withdrawn or abandoned, the Company shall not be obligated to cause to become effective any other registration at the request of any holder or holders of such Registrable Shares, until a period of at least ninety (90) days has elapsed from the effectiveness of the previous registration.

5.	Registration Procedures. Subject to Section 10(l):

(a)       Whenever the Holders request that any Registrable Shares be registered pursuant to this Agreement, the Company shall use its reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall:

(i)       prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and use its reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of Registrable Shares covered by such Registration Statement and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits incorporated by reference, and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

(ii)        prepare and file with the SEC such amendments (including, without limitation, post effective amendments) and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 90 days, in the case of a Demand Registration or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)        furnish to each seller of Registrable Shares such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller;

(iv)        use its reasonable efforts to register or qualify such Registrable Shares under such other securities or “blue sky” laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph 5(a)(iv), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;

(v)        promptly notify each seller of such Registrable Shares, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi)        in the case of an Underwritten Offering, enter into such customary agreements (including underwriting agreements in customary form with customary indemnification provisions reasonably acceptable to the Company) and take all such other actions as the Holders of a majority of the Registrable Shares being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Shares and cause to be delivered to the underwriters and the sellers, if any, opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters and the sellers;

(vii)        make available for reasonable inspection during normal business hours by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, subject to any confidentiality and other restrictions which the Company reasonably deems necessary;

(viii)        use its reasonable efforts to cause all such Registrable Shares to be listed on the principal securities exchange on which securities of the same class issued by the Company are then listed;

(ix)        if requested, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Shares sold to the underwriters pursuant thereto), letters from the Company’s independent certified public accountants addressed to each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(x)        make generally available to its shareholders a consolidated earnings statement (which need not be audited) for the twelve (12) months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act; and

(xi)        promptly notify each seller of Registrable Shares and the underwriter or underwriters, if any:

(A)        when the Registration Statement, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(B)       of any written comments of the SEC or of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

(C)       of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(D)       of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or “blue sky” laws of any jurisdiction.

(b)       The Company shall use its reasonable efforts to ensure that no Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except, with respect to any Holder, for an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use therein).

(c)        The Company shall make available to each Holder whose Registrable Shares are included in a Registration Statement (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder. The Company will promptly notify each Holder of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

(d)       At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall take reasonable efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and take such further action as any Holders may reasonably request, to the extent required to enable such Holders to be eligible to sell Registrable Shares pursuant to Rule 144 (or any similar rule then in effect).

(e)        The Company may require each seller of Registrable Shares as to which any registration is being effected to furnish in writing to the Company any other information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing, including, but not limited to, a shareholder questionnaire that may include a certified statement as to the number of shares of Common Stock beneficially owned by each Holder and the natural persons thereof that have voting and dispositive control over the Registrable Shares.

(f)       Each seller of Registrable Shares agrees by having its shares treated as Registrable Shares hereunder that, upon notice that the Prospectus included in such Registration Statement (or any document incorporated therein) contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading or that such Prospectus or Registration Statement (or any document incorporated therein) must be amended or supplemented for any other reason (a “Suspension Notice”), such seller will forthwith immediately discontinue disposition of Registrable Shares for a reasonable length of time not to exceed sixty (60) days until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 5(a)(v) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such seller’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Shares by the Holders shall not exceed ninety (90) days in the aggregate in any one (1) year. If the Company shall give any notice to suspend the disposition of Registrable Shares pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 5(a)(v). In any event, the Company shall not be entitled to deliver more than three (3) Suspension Notices in any one (1) year.

6.	Registration Expenses. Subject to Section 10(l):

(a)       All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or “blue sky” laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Shares, any taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares, or fees and expenses of more than one counsel representing the Holders of Registrable Shares), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance which the Company may elect to obtain and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b)        In connection with each registration initiated hereunder (whether a Demand Registration or a Piggyback Registration), the Company shall reimburse the Holders covered by such registration or sale for the reasonable fees and reasonable disbursements of one law firm, plus local counsel as necessary, chosen by the Holders of a majority of the Registrable Shares included in such registration or sale.

(c)        The obligation of the Company to bear the expenses described in Section 6(a) and to reimburse the Holders for the expenses described in Section 6(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any supplements or amendments to a Registration Statement or Prospectus resulting from a misstatement furnished to the Company by or on behalf of a Holder shall be borne by such Holder. If any Registration Statement for a Demand Registration is withdrawn solely at the request of a Holder of Registrable Shares (unless withdrawn following postponement of filing by the Company in accordance with Sections 2(d)(i) or (ii)) and such request is the second or subsequent such withdrawal request by any Holder complied with by the Company, then at the election of the requesting Holder, either such Holder shall bear the Registration Expenses for such Registration Statement, or the number of Demand Registrations available to such Holder shall be reduced by one.

7.	Distribution of Rights upon Dissolution of an Investor.

If at any time after the execution date of this Agreement, an Investor ceases to exist for any reason as a legal entity (a “Dissolution”) and prior to such Dissolution such Investor distributed its shares in the Company to its members or if such Investor has otherwise distributed such shares to its members, then such members shall have the same rights and obligations under this Agreement as granted to such Investor as if such Dissolution had not occurred, provided that, such members shall promptly notify the Company of the Dissolution in accordance with provisions of Section 10(a).

8.	Indemnification.

(a)       The Company shall indemnify, to the fullest extent permitted by law, each Holder, each underwriter for such Holder, their respective officers, directors and Affiliates and each Person who controls such Holder or underwriter (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (collectively, “Losses”), arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar as the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such or on behalf of such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered).

(b)       In connection with any Registration Statement in which a Holder of Registrable Shares is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, directors, Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all Losses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Shares pursuant to such Registration Statement.

(c)        Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 8 and (ii) unless, in an opinion of indemnified party’s counsel, that a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim.

(d)        The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e)        If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any Losses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.

9.	Participation in Underwritten Offerings.

No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.	Miscellaneous.

(a)       Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter), if to the Company: Globus Maritime Limited c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue, 3rd Floor 166 74 Glyfada Athens, Greece Attention: Chief Executive Officer Fax: +30 2210 960 8300
with copies (which shall not constitute notice) to: Watson Farley & Williams LLP 250 West 55th Street New York, New York 10019 Attention: Steven Hollander Facsimile: +1-212-922-1512
if to any Investor: to the respective address set forth on Schedule A hereto

If to a transferee Holder, to the address of such Holder set forth in the transfer documentation provided to the Company or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally or upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or seventy two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of incoming mail, addressed and postage prepaid as aforesaid.

(b)       No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)       Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, it being understood that subsequent Holders of the Registrable Shares are intended third party beneficiaries of this Agreement. Any purported assignment of rights under this Agreement to a Person other than an Investor, a successor of an Investor or Affiliate of an Investor shall be void unless made in a duly-executed writing signed by the assignor.

(d)       Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

(e)       Arbitration. Any controversy, dispute or claim arising out of or in connection with this Agreement (including, without limitation, the existence, validity, interpretation or breach hereof and any claim based on contract, tort of statute) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce arbitration by three arbitrators appointed in accordance with the said Rules. Each of the parties hereto consents to process being served by the other party hereto in any suit, action, proceeding or arbitration by the mailing of a copy thereof in accordance with the provisions of Section 10(a).

(f)       Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

(g)       Captions. The headings and other captions in this Agreement are for convenience and reference only; they are not part of this Agreement and shall not be used in interpreting, construing or enforcing any provision of this Agreement. Facsimile or electronic (including PDF) signatures shall be as effective as original signatures.

(h)       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(i)       Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Majority Holders; provided, however, that without a Holder’s written consent no such amendment, modification, supplement or waiver shall affect adversely such Holder’s rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Holders hereunder (other than as reflected by the different number of shares held by such Holder); and provided, further, that the consent or agreement of the Company shall be required with regard to any termination, amendment, modification or supplement of, or waivers or consents to departures from, the terms hereof, which affect the Company’s obligations hereunder. This Agreement cannot be changed, modified, discharged or terminated by oral agreement.

(j)       Aggregation of Shares. All Registrable Shares held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(k)       Specific Performance. In the event of a breach by a party hereto of its obligations under this Agreement, each other party hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, may be entitled to specific performance of its rights under this Agreement. Each party hereto agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

(l) Suspension of Provisions. If at any time the Common Stock is not trading on either or both of Nasdaq and the New York Stock Exchange or the Company has received a notice of deficiency from a relevant stock exchange on which its Common Stock then trades, or is aware that it is not in compliance with the continued listing requirements of a relevant stock exchange on which its Common Stock then trades, then the provisions of Sections 2, 3, 4, 5 and 6 of this Agreement shall not apply whatsoever during such time and shall be inoperative. It is understood, for the avoidance of doubt, that nothing in this Agreement shall require the Company to register under the Securities Act or the Exchange Act any class of securities with the Commission if and to the extent the Common Shares are not at such time (i) registered pursuant to the Exchange Act and (ii) trading on either or both of Nasdaq and the New York Stock Exchange.

(m)       Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

(n) Obligations of Holders. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges that each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. Notwithstanding anything to the contrary in this Section 10(n), it is expressly understood and acknowledged by the Holders that Section 2(a) of this Agreement requires the Holder or Holders collectively holding in the aggregate a majority of the then outstanding Registrable Shares held by Holders to collectively demand registration and Section 10(i) requires amendments of this Agreement only upon prior written consent of the Majority Holders.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

GLOBUS MARITIME LIMITED

By:
	Name:	Athanasios Feidakis
	Title:	Chief Executive Officer

Signature Page to Registration Rights Agreement

XANTHE HOLDINGS LTD.

By:
	Name:	Maximilian Torres
	Title:	Director

 Signature Page to Registration Rights Agreement

JTT INVESTMENTS LTD.

By:
	Name:	M Potter
	Title:	Director

Aizac Investment CORP.

By:
	Name:	Panagiotis Oikonomopoulos
	Title:	Director

ROBELLE HOLDING CO.

By:
	Name:	Konstantina Feidaki
	Title:	Director

Schedule A

Investors’ Names and Addresses

Xanthe Holdings Ltd.

c/o Palm Grove House

P.O. Box 438

Road Town, Tortola

British Virgin Islands

Facsimile: +350 20077343

JTT Investments Ltd.

Craigmuir Chambers

P.O. Box 71, Road Town

Tortola, VG1110

British Virgin Islands

Facsimile: +1 284 494-3547

Aizac Investment Corp.

10 Skouze Street

18536

Piraeus, Greece

Facsimile: +30 210 4510690

Robelle Holding Co.

Pallazo tukelan

Riva Antonio Caccia 3

6900 Lugano

Switzerland

Facsimile: +30 210 4221388

Exhibit B - Form of Warrant

Exhibit B to Share and Warrant Purchase Agreement

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS DOCUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED OR EXERCISED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

Globus Maritime Limited

Warrant To Purchase Common Shares

Warrant No.:

Date of Issuance: [ ], 2017 (“Issuance Date”)

Globus Maritime Limited, a Marshall Islands corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Shares (including any Warrants to Purchase Common Shares issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), _________________ (subject to adjustment as provided herein) fully paid and non-assessable Common Shares (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Common Shares (the “SPA Warrants”) issued pursuant to Section 2.6(j) of that certain Share and Warrant Purchase Agreement, dated as of February 8, 2017 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein, as amended from time to time (the “Securities Purchase Agreement”).

1.	EXERCISE OF WARRANT.

(a)                Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (along with all documents and opinions required or requested to be delivered as described herein and therein, including Section 1(h), the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the third full Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the fifth full Trading Day following the date on which the Company has received such Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise along with an appropriate representation letter of the Holder relating to Rule 144, including its non-affiliate status and length of time in which it has held this Warrant and lack of material non-public information (the “Rule 144 Representation Letter”)) on or prior to the first Trading Day following the date of which the Company has received the Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, and the Warrant Shares are subject to an effective resale registration statement in favor of the Holder or, if exercised via Cashless Exercise, can be immediately sold or transferred by the Holder pursuant to Rule 144 without restrictions on volume or manner of sale irrespective of whether the Company is a reporting company, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) otherwise, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate or book entry notification, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder shall be entitled pursuant to such exercise, which Warrant Shares shall contain such legends as may be required pursuant to applicable law and the Securities Purchase Agreement. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and at its own expense issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 6(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Common Shares are to be issued upon the exercise of this Warrant, but rather the number of Common Shares to be issued shall be rounded down to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares to the Holder upon exercise of this Warrant. Notwithstanding the foregoing, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the later of ((i) five full Trading Days after receipt of the applicable Exercise Notice and (ii) three full Trading Days after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise along with the Rule 144 Representation Letter (such later date, the “Share Delivery Date”) shall not be deemed to be a breach of this Warrant. Notwithstanding anything to the contrary contained in this Warrant or the Registration Rights Agreement, after the effective date of the Registration Statement (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended Common Shares to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in the DTC’s Fast Automated Securities Transfer Program. If an Exercise Notice is not accompanied by all relevant documents and opinions required to be included therein, including documentation necessary to ensure compliance with applicable securities laws, it shall be automatically deemed, without any further action, as if such Exercise Notice had not been sent by the Holder, and the Company shall not be required to issue any Common Shares relating thereto or take any other action. The Holder agrees that if any Warrant Shares were unlegended due to an effective registration statement covering the sale of such Warrant Shares no longer being effective, and such Warrant Shares are not eligible to be sold, assigned or transferred under Rule 144 without manner of sale or volume limitations irrespective of whether the Company is a reporting company, then the Holder shall return the Warrant Shares to direct, book entry notation and any certificates or statements shall bear a legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the form contained in the Securities Purchase Agreement (and a stop-transfer order may be placed against transfer of such Securities).

(b)               Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.60, subject to adjustment as provided herein.

(c)                Company’s Failure to Timely Deliver Securities. If on or prior to the Share Delivery Date the Company shall fail to issue and deliver to the Holder (or its designee) a certificate or book entry statement and register such Common Shares on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and the Warrant Shares are subject to an effective resale registration statement in favor of the Holder or, if exercised via Cashless Exercise, can be immediately sold or transferred by the Holder pursuant to Rule 144 without restrictions on volume or manner of sale irrespective of whether the Company is a reporting company, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of Common Shares to which the Holder is entitled upon the Holder’s exercise hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such exercise that the Holder anticipated receiving from the Company, then the Company shall, within five Trading Days after the Holder’s request promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates or book entry statement representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Common Shares so purchased over the product of (A) such number of Common Shares multiplied by (B) the sale price per Common Share that the Holder agreed to sell and for which Common Shares the Holder anticipated receiving from the Company. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder in equity, such as a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Common Shares (or to electronically deliver such Common Shares or deliver book entry statements) upon the exercise of this Warrant as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, this Section 1(c) shall not apply to the Holder to the extent the Company has already paid such amounts in full to such Holder pursuant to an analogous sections of the Securities Purchase Agreement.

(d)               Cashless Exercise. This Section 1(d) shall not apply, and has no force and effect, until six months after the Issuance Date. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below and the first sentence of this Section 1(d)), if a registration statement covering the resale of the Warrant Shares that are subject to the Exercise Notice is not available for the resale of such unavailable Warrant Shares and the Warrant Shares are not otherwise eligible to be sold, assigned or transferred without manner of sale or volume limitations, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Common Shares determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B = the quotient of (x) the sum of the VWAP of the Common Shares of each of the twenty (20) Trading Days ending at the close of business on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) immediately prior to the time of exercise as set forth in the applicable Exercise Notice, divided by (y) twenty (20).

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

The Company shall issue Warrant Shares with a legend as provided in the Securities Purchase Agreement.

(e)                Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 10.

(f)                Limitations on Exercises. Notwithstanding anything to the contrary herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties to which the Company is aware holds securities of the Company collectively would beneficially own in excess of 4.99% or such other percentage as specified in the Securities Purchase Agreement (the “Maximum Percentage”) of the number of Common Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Common Shares held by the Holder and all other Attribution Parties plus the number of Common Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude Common Shares which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred shares or warrants, including other SPA Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of this Warrant, in determining the number of outstanding Common Shares the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Common Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F, Current Report on Form 6-K or other public filing with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of Common Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of Common Shares then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within three Business Days confirm orally and in writing or by electronic mail to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Shares to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% (unless there is a higher percentage specified in the Securities Purchase Agreement, in which case such higher percentage shall prevail) as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of SPA Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the Common Shares issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

(g)               Reservation of Shares.

(i)                 Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of Common Shares at least equal to 100% of the maximum number of Common Shares as shall be necessary to satisfy the Company’s obligation to issue Common Shares under the SPA Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of Common Shares reserved pursuant to this Section 1(g)(i) be reduced other than proportionally in connection with any exercise or redemption of SPA Warrants or such other event covered by Section 2(a) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the SPA Warrants based on number of Common Shares issuable upon exercise of SPA Warrants held by each holder on the Closing Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s SPA Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any Common Shares reserved and allocated to any Person which ceases to hold any SPA Warrants shall be allocated to the remaining holders of SPA Warrants, pro rata based on the number of Common Shares issuable upon exercise of the SPA Warrants then held by such holders (without regard to any limitations on exercise).

(ii)               Insufficient Authorized Shares. If, notwithstanding Section 1(g)(i) above, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved Common Shares to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized Common Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall call a meeting of its shareholders for the approval of an increase in the number of authorized Common Shares. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized Common Shares and to cause its board of directors to recommend to the shareholders that they approve such proposal.

(h)               Restrictions on Exercise. Notwithstanding anything hereon to the contrary, this Warrant may not be exercised if the issuance of the Warrant Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. Without limiting the generality of the foregoing, the Company may reasonably request information and documentation from the Holder, including the location of exercise of the warrant, to ensure compliance with Regulation S promulgated under the Securities Act (to the extent that Regulation S is used as the exemption to issue Warrant Shares), or to ensure compliance with any other exemption of the registration requirements of the Securities Act utilized by the Holder, and the Holder shall promptly comply with any such request.

2.           ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a)                Share Dividends and Splits. If the Company, at any time on or after the Subscription Date, (i) pays a share dividend on one or more classes of its then outstanding Common Shares or otherwise makes a distribution on any class of share capital that is payable in Common Shares, (ii) subdivides (by any share split, share dividend, recapitalization or otherwise) one or more classes of its then outstanding Common Shares into a larger number of shares or (iii) combines (by combination, reverse share split or otherwise) one or more classes of its then outstanding Common Shares into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 2(a), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(b)               Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Shares.

(c)                No Other Adjustments. Other than as described in Section 2 (but subject to Section 3), no adjustment need be made for the issuance of any additional Common Shares, preferred shares convertible into Common Shares, or debt, warrants, options or other instruments or securities whether or not convertible into or exercisable for Common Shares.

3.	FUNDAMENTAL TRANSACTIONS.

(a)                Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Operative Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 3(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements, if so requested by the Holder, to deliver to each holder of SPA Warrants in exchange for such SPA Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the Common Shares reflected by the terms of such Fundamental Transaction and exercisable for a corresponding number of shares of capital stock equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of a Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction in which the Company is not the Successor Entity, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the Common Shares (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such common equity of the Successor Entity (including its parent) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(a) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Shares (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant) only to the extent that the Holder did not have an opportunity to exercise this Warrant prior to the Fundamental Transaction (it being agreed that if the Company provides the notice in accordance with Section 7(iii), then the Holder shall automatically be deemed to have an opportunity to exercise this Warrant).

(b)               Application. The provisions of this Section 3 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

4.           NON-CIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Common Shares upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in Section 1(f) hereof or applicable securities laws), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into Common Shares.

5.           WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of shares, reclassification of shares, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which the Holder is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

6.           REISSUANCE OF WARRANTS.

(a)                Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)               Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)                Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional Warrants Shares shall be given.

(d)               Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of Common Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

7.           NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 6.5 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of Common Shares upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail the calculation of such adjustment(s), (ii) at least 15 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property to holders of Common Shares (other than issuances of securities to directors, officers, employees or consultants of the Company) or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, and (iii) at least 10 Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

8.           AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

9.           SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

10.           GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the Holder and the Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 6.5 of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Each of the Holder and the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY AND THE HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY. To the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Warrant.

11.          CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.          REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Operative Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares or book entry statements as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any Common Shares in a name other than the Holder.

13.          PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action.

14.          TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, provided that the Holder shall provide to the Company and its transfer agent an opinion of counsel that such transfer is exempt from registration under the Securities Act, and whether (or when) the Warrant or Warrant Shares are freely tradable without restriction, it being understood that Warrant Shares issued pursuant to Regulation S will generally not be freely tradable unless resale is registered under the Securities Act or pursuant to Rule 144 or another rule promulgated under the Securities Act, and provided, further, that the transferee provide to the Company all of the representations and warranties contained in Article IV of the Securities Purchase Agreement as if the transferee were a party thereto.

15.           Stock Certificates. Any reference in this Warrant to stock certificates shall mean at the option of the Company, and may be satisfied by, a book entry notation of stock of the Company or other proof that uncertificated shares have been issued.

16.          CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)                “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b)               “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the shares having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c)                “Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

(d)               “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Shares would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(e)                “Bloomberg” means Bloomberg, L.P. or a successor entity.

(f)                “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g)               “Common Shares” means (i) the Company’s common shares, par value $0.004 per share, and (ii) any capital stock into which such common shares shall have been changed or any capital stock resulting from a reclassification of such common shares.

(h)               “Convertible Securities” means any shares or other security (other than Options and Excluded Securities) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Common Shares.

(i)                 “Excluded Securities” means (i) Common Shares or standard options to purchase Common Shares issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such whether or not pursuant to an Approved Share Plan; (ii) Common Shares issued upon the conversion or exercise of Convertible Securities issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) the Common Shares issuable upon exercise of the SPA Warrants and (iv) Common Shares, warrants and Common Shares issuable upon exercise of warrants, in each case issued as contemplated by Section 2.6(k) of the Securities Purchase Agreement.

(j)                 “Expiration Date” means the date that is the second anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(k)               “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, in a transaction in which the shareholders of the Company prior to such merger shall not be the shareholders holding a majority of the post-merged Company’s securities or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Common Shares, (y) 50% of the outstanding Common Shares calculated as if any Common Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Common Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Common Shares, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Common Shares, (y) at least 50% of the outstanding Common Shares calculated as if any Common Shares held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of Common Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Common Shares, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Common Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares not held by all such Subject Entities as of the date of this Warrant calculated as if any Common Shares held by all such Subject Entities were not outstanding, or (y) a percentage of the aggregate ordinary voting power represented by issued and outstanding Common Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their Common Shares without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(l)                 “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(m)             “Options” means, except for Excluded Securities, any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

(n)               “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(o)               “Principal Market” means the Nasdaq Capital Market.

(p)               “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Closing Date, by and among the Company and the initial holders of the SPA Warrants relating to, among other things, the registration of the resale of the Common Shares issuable pursuant to the Securities Purchase Agreement and upon exercise of the SPA Warrants, as may be amended from time to time.

(q)               “Required Holders” means the holders of the SPA Warrants representing at least fifty-one percent (51%) of the aggregate number of then outstanding SPA Warrants.

(r)                 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(s)                “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group, but Subject Entity shall not include Mr. Georgios Feidakis or any of his Affiliates.

(t)                 “Successor Entity” means the Person formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into.

(u)               “Trading Day” means, as applicable, any day on which the Common Shares is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares is then traded, provided that “Trading Day” shall not include any day on which the Common Shares is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(v)               “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Shares to be duly executed as of the Issuance Date set out above.

Globus Maritime Limited

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

GLOBUS MARITIME LIMITED

The undersigned holder hereby elects to exercise the Warrant to Purchase Common Shares No. _______ (the “Warrant”) of Globus Maritime Limited, a Marshall Islands corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.       Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

☐	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

☐	a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below.

2.       Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.       Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Common Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐       Check here if requesting delivery as a certificate or book entry statement to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:
DTC Participant:
DTC Number:
Account Number:

4.        [Non-U.S. Person. By exercise hereof, the Holder certifies that it is not a U.S. person (as defined in Regulation S promulgated under the Securities Act of 1933) and the Warrant is not being exercised on behalf of a U.S. person.] or [Opinion of Counsel. An opinion of counsel is enclosed opining that the warrant and the securities delivered upon exercise thereof are exempt from registration under the Securities Act of 1933, and whether (or when) the Warrant Shares are freely tradable without restriction.]

[5.      ONLY IF BEING EXERCISED PURSUANT TO REGULATION S: Location of Exercise; Distribution Compliance Period. The Holder certifies that the Warrant has not been exercised within the United States. The Holder acknowledges and understands that all offers and sales of the Warrant Shares prior to the expiration of the 40-day period commencing the day after the Warrant Shares are issued shall be made only in accordance with the provisions of Regulation S promulgated under the Securities Act of 1933, pursuant to registration of the securities under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act, it being understood that Warrant Shares issued pursuant to Regulation S will generally not be freely tradable unless resale is registered under the Securities Act or pursuant to Rule 144. Such Holder further represents and warrants and agrees that the offer or resale of the Warrant Shares by such Holder, if made prior to the expiration of the 40-day period commencing the day after the date of issuance, shall not be made to a U.S. person (as defined in Regulation S promulgated under the Securities Act) or for the account or benefit of a U.S. person (other than a distributor). The Holder understands that the Warrant Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering.]

[6.      ONLY IF BEING EXERCISED PURSUANT TO REGULATION S: Location of Securities. The Holder certifies that the securities delivered pursuant to the exercise of the Warrant may not be delivered within the United States upon exercise, and has not provided a U.S. address for any such delivery.]

7.       [IF NOT EXERCISED PURSUANT TO RULE 144 OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT: The Warrant Shares are being acquired for the Holder’s own account, not as a nominee or agent, and with no present intention of distributing the Warrant Shares or any part thereof, and the Holder has no present intention of selling or granting any participation in or otherwise distributing the same.] The Holder was not formed for the purpose of acquiring any of the Warrant Shares. If the Holder should in the future decide to dispose of any of the Warrant Shares, the Holder understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state or other securities laws, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such Warrant Shares.

8.      The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Warrant Shares. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Warrant Shares and to obtain additional information and documents necessary to verify any information furnished to the Holder or to which the Holder had access. The Holder did not receive from the Company or its agent any offering materials or other documents.

9.      The Holder understands that the purchase of the Warrant Shares involves substantial risk. The Holder represents and warrants to, and covenants and agrees with, the Company, that it (i) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated pursuant to the Securities Act, (ii) by reason of its business and financial experience has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares, (iii) was advised by the Company to obtain United States counsel, either obtained United States counsel or had a full and fair opportunity and the means to obtain United States counsel and (iv) is able to bear the economic risk of such investment, would be able to afford a complete loss of such investment.

[10.     IF NOT EXERCISED BY A NON-AFFILIATE PURSUANT TO RULE 144 AFTER ONE YEAR FROM THE ISSUANCE DATE OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT: The Holder understands that the Warrant Shares may be characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Warrant Shares may be resold (i) without registration under the Securities Act only in certain limited circumstances or (ii) if such resale is registered under the Securities Act. In this connection, the Holder represents that it is a sophisticated party knowledgeable with respect to the exemptions from registration under the Securities Act and applicable state securities laws (including, if available, the rules and regulations promulgated under the Securities Act by which securities may be sold without filing a registration statement, including but not limited to §§3-4 of the Securities Act, Regulation D, Regulation S, Rule 144, and Rule 144A).]

11.     The Holder (i) acknowledges that after the issuance of the Warrant Shares, the Holder may be deemed an “affiliate” of the Company under the Securities Act, (ii) acknowledges understanding the additional restrictions under the Securities Act applicable to affiliates of the Company, and (iii) either (a) confirms having discussed such restrictions with United States securities counsel or (b) acknowledges that it both the means and a full and fair opportunity to obtain United States securities counsel and discuss such restrictions prior to exercising the relevant Warrant.

12.     The Holder is not aware any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) or directed selling efforts (as defined in Regulation S) relating to the Warrant Shares.

13.     The Holder understands that any certificates or statements evidencing any Warrant Shares may bear a legend as provided in the Securities Purchase Agreement.

14.     [ONLY IF THE HOLDER WOULD BE AN AFFILIATE OF THE COMPANY AS DEFINED IN RULE 144:] The Holder and its beneficial owners of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power (each, a “Covered Person”) is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Holder has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The purchase of the Warrant Shares by the Holder will not subject the Company to any Disqualification Event. There are no matters that would have triggered disqualification under Rule 506(d)(1) under the Securities Act but occurred before September 23, 2013.]

15.     The Holder is not a broker dealer registered under Section 15(a) of the 1934 Act, or a member of Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker-dealer. The Holder is not a distributor as such term is defined in Regulation S promulgated under the Securities Act.

16.     The Holder understands that the Warrant Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations and state securities laws, and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Warrant Shares.

Date: _____________ __,

Name of Registered Holder

By:
Name:
Title:

Tax ID:
Facsimile:
E-mail Address:

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of Common Shares in accordance with the Transfer Agent Instructions dated _________, 201_, from the Company and acknowledged and agreed to by _______________.

Globus Maritime Limited

By:
Name:
Title: